UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1266 Kifer Road Sunnyvale, California 94086 (Address of principal executive offices) (zip code) Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On October 24, 2013, the Board of Directors of Intuitive Surgical, Inc. (“Intuitive”) voted to appoint Mr. Jamie E. Samath as the Principal Accounting Officer of Intuitive, effective immediately. Mr. Samath will continue to serve in the capacity of Vice President and Corporate Controller.

Mr. Samath, age 43, joined Intuitive in April 2013 as Vice President and Corporate Controller. Prior to joining Intuitive, Mr. Samath was the Vice President Finance and Corporate Controller at Atmel Corporation from October 2011 to April 2013 and served as its Principal Accounting Officer from December 2011 to April 2013. Prior to joining Atmel, Mr. Samath served in various finance roles at National Semiconductor Corporation (acquired by Texas Instruments Incorporated in September 2011) from February 1991 to September 2011.  From June 2005 to June 2010, Mr. Samath was the Principal Accounting Officer and Corporate Controller for National Semiconductor and from June 2010 to September 2011, Vice President, Principal Accounting Officer and Corporate Controller for National Semiconductor. Mr. Samath received his B.A. in Business Studies from London Metropolitan University and is a Certified Public Accountant (inactive).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: October 25, 2013	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer